Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
Barry.Holt@isg-one.com

Investor Contact:
David Berger
203-517-3104
David.Berger@isg-one.com

INFORMATION SERVICES GROUP ANNOUNCES

SECOND-QUARTER FINANCIAL RESULTS

Second-Quarter Revenues of $54.9 million, up 14% sequentially from Q1

Adjusted EBITDA of $7.0 million, up 8% from prior year; Adjusted EPS of $0.11, up 22%

ISG Reaffirms 2014 Full-Year Revenue and Adjusted EBITDA Guidance

STAMFORD, Conn., August 7, 2014 — Information Services Group, Inc. (ISG) (NASDAQ: III), a leading technology insights, market intelligence and advisory services company, today announced financial results for the second quarter and first half ended June 30, 2014.

“Our second-quarter revenues were up 14% versus the first quarter, reflecting strong demand trends and a replenished new business pipeline, which fueled 13% sequential quarterly growth in the Americas and 44% in Asia Pacific,” said Michael P. Connors, chairman and chief executive officer, ISG. “During the quarter, we joined the Russell 2000® Index, the leading U.S. barometer of small-cap stocks, based on our strong operating performance and the resulting increase in our market capitalization. We continue to build long-term shareholder value, and remain optimistic about the future as we continue to focus on meeting the needs of our clients.”

Second-Quarter 2014 Results

ISG reported second-quarter revenues of $54.9 million, an increase of 14% from the first quarter. Year-over-year, second-quarter revenues were down slightly, by 1% on a reported basis (down 3% in constant currency), from $55.6 million in the second quarter of 2013. Revenues were $21.4 million in Europe (up 3% from the same period in 2013), $27.7 million in the Americas (down 8%), and $5.8 million in Asia Pacific (up 7%), with growth rates in constant currency.

ISG reported operating income of $4.5 million for the second quarter of 2014. This compares with operating income of $4.3 million in the second quarter of 2013. Net income for the second quarter was $3.1 million, up from $2.4 million in 2013. Reported fully diluted earnings per share (EPS) were $0.08 per share compared with $0.06 per share for the same period in 2013. Adjusted net income (a non-GAAP measure defined as net income plus amortization of intangible assets, non-cash stock compensation and non-cash impairment charges for goodwill and intangible assets less gain on extinguishment of debt and bargain purchase gain, all adjustments on a tax-adjusted basis) for the second quarter was $4.3 million up 20% compared with adjusted net income of $3.5 million in the prior year. Adjusted earnings per share of $0.11 per share on a diluted basis were up 22% compared with $0.09 per share in the prior year.

Second-quarter 2014 adjusted earnings before interest, taxes, depreciation, foreign-currency translation gains/losses, gain on extinguishment of debt, bargain purchase gain, amortization and non-cash stock compensation (adjusted EBITDA, a non-GAAP measure) was $7.0 million, up 8% on a reported basis (6% on a constant currency basis) from $6.5 million in the second quarter of 2013. The 2014 and 2013 second-quarter results included charges totaling $0.3 million and $0.5 million, respectively, for a performance-based liability tied to STA Consulting that is reasonably likely to be paid in the future. The 2014 second-quarter results also included $0.2 million in deal-related costs.

Other Financial and Operating Highlights

ISG cash and cash equivalents (including restricted cash) totaled $17.1 million at June 30, 2014, a decrease of $9.3 million from March 31, 2014. The decrease in cash balances from March 31, 2014 was principally attributable to a seasonal build in working capital as well as a $5.4 million non-operating use of cash for debt repayments, repurchases of stock and acquisitions. Total outstanding debt at June 30, 2014 was $55.1 million compared with $55.9 million at March 31, 2014.

ISG Reaffirms 2014 Full-Year Revenue and Adjusted EBITDA Guidance

“Based on our growing pipeline, we reaffirm our guidance for full-year revenues in the range of $215-$225 million and adjusted EBITDA of between $23-$26 million,” said Connors.

Conference Call

ISG has scheduled a call at 9:00 a.m. Eastern Time, Friday, August 8, 2014, to discuss the company’s second-quarter financial results. The call can be accessed by dialing 1-888-455-2296 or for international callers 001-719-325-2323. The access code is 5306876.

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About Information Services Group

Information Services Group (ISG) (NASDAQ: III) is a leading technology insights, market intelligence and advisory services company, serving more than 500 clients around the world to help them achieve operational excellence. ISG supports private and public sector organizations to transform and optimize their operational environments through research, benchmarking, consulting and managed services, with a focus on information technology, business process transformation, program management services and enterprise resource planning. Clients look to ISG for unique insights and innovative solutions for leveraging technology, the deepest data source in the industry, and more than five decades of experience and global leadership in information and advisory services. Based in Stamford, Conn., the company has more than 850 employees and operates in 21 countries.

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Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) financial condition of various clients in the financial, automotive and transportation sectors which account for significant portions of ISG’s revenues and may maintain sizable accounts receivables with ISG; and (14) ability to achieve cost reductions and productivity improvements in any future value creation plans. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three months and six months ended June 30, 2014 and June, 2013. ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information. These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future. ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus income taxes, net interest income/(expense), depreciation, foreign currency transaction gains/losses, amortization of intangible assets resulting from acquisitions and non-cash stock compensation and impairment charges for goodwill and intangible assets, less gain on extinguishment of debt and bargain purchase gain) and adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation and non-cash impairment charges for goodwill and intangible assets, less gain on extinguishment of debt and bargain purchase gain, all adjustments on a tax-adjusted basis) and selected financial data on a constant currency basis (using foreign currency exchange rates based on an average of daily spot rates from January 1, 2013 to August 31, 2013), which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenues	$54,888	$55,583	$103,129	$106,171
Operating expenses
Direct costs and expenses for advisors	31,497	31,702	61,309	61,734
Selling, general and administrative	16,967	17,741	32,622	33,774
Depreciation and amortization	1,900	1,833	3,638	3,746
Operating income	4,524	4,307	5,560	6,917
Interest income	7	7	9	12
Interest expense	(504)	(721)	(1,022)	(1,448)
Gain on extinguishment of debt	—	79	—	79
Bargain purchase gain	146	—	146	—
Foreign currency transaction (loss) gain	(23)	(37)	(37)	11

Income before taxes	4,150	3,635	4,656	5,571
Income tax provision	1,051	1,196	1,469	2,163
Net income	3,099	2,439	3,187	3,408
Net (loss) income attributable to noncontrolling interest	(6)	—	19	—
Net income attributable to ISG	$3,105	$2,439	$3,168	$3,408

Weighted average shares outstanding:
Basic	37,220	36,756	37,302	36,694
Diluted	38,837	38,512	38,849	38,653

Earnings per share attributable to ISG:
Basic	$0.08	$0.07	$0.08	$0.09
Diluted	$0.08	$0.06	$0.08	$0.09

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net income attributable to ISG	$3,105	$2,439	$3,168	$3,408
Plus:
Net (loss) income attributable to noncontrolling interest	(6)	—	19	—
Interest expense (net of interest income)	497	714	1,013	1,436
Income taxes	1,051	1,196	1,469	2,163
Depreciation and amortization	1,900	1,833	3,638	3,746
Gain on extinguishment of debt	—	(79)	—	(79)
Bargain purchase gain	(146)	—	(146)	—
Foreign currency transaction	23	37	37	(11)
Non-cash stock compensation	612	391	1,212	889
Adjusted EBITDA	$7,036	$6,531	$10,410	$11,552

Net income attributable to ISG	$3,105	$2,439	$3,168	$3,408
Plus:
Non-cash stock compensation	612	391	1,212	889
Intangible amortization	1,461	1,437	2,759	2,952
Gain on extinguishment of debt	—	(79)	—	(79)
Bargain purchase gain	(146)	—	(146)	—
Foreign currency transaction	23	37	37	(11)
Tax effect (1)	(796)	(679)	(1,523)	(1,425)
Adjusted net income	$4,259	$3,546	$5,507	$5,734

Weighted average shares outstanding:
Basic	37,220	36,756	37,302	36,694
Diluted	38,837	38,512	38,849	38,653

Adjusted earnings per share:
Basic	$0.11	$0.10	$0.15	$0.16
Diluted	$0.11	$0.09	$0.14	$0.15

(1) Marginal tax rate of 38.0% applied.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	June 30, 2014	Three Months Ended	Constant currency	June 30, 2013
	June 30, 2014	impact (1)	Adjusted	June 30, 2013	impact (1)	Adjusted
Revenue	$54,888	$(607)	$54,281	$55,583	$89	$55,672
Operating income	$4,524	$(91)	$4,433	$4,307	$1	$4,308
Adjusted EBITDA	$7,036	$(95)	$6,941	$6,531	$2	$6,533

			Six Months Ended			Six Months Ended
	Six Months Ended	Constant currency	June 30, 2014	Six Months Ended	Constant currency	June 30, 2013
	June 30, 2014	impact (1)	Adjusted	June 30, 2013	impact (1)	Adjusted
Revenue	$103,129	$(1,095)	$102,034	$106,171	$(173)	$105,998
Operating income	$5,560	$(239)	$5,321	$6,917	$26	$6,943
Adjusted EBITDA	$10,410	$(252)	$10,158	$11,552	$26	$11,578

(1) Foreign currency rates based on an average FX rate from January 1, 2013 to August 31, 2013 used for constant currency translation.